Exhibit 99.1
Investor Contact:
David Ruhe
283-227-6472
d.ruhe@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Michael Maley
283-227-6367
m.maley@medpace.com
Medpace Holdings, Inc. Reports Second Quarter 2026 Results
•Revenue of $707.3 million in the second quarter of 2026 increased 17.2% from revenue of $603.3 million for the comparable prior-year period, representing a backlog conversion rate of 24.1%.
•Net new business awards were $795.7 million in the second quarter of 2026, representing an increase of 28.2% from net new business awards of $620.5 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.13x.
•Second quarter of 2026 GAAP net income was $121.4 million, or $4.25 per diluted share, versus GAAP net income of $90.3 million, or $3.10 per diluted share, for the comparable prior-year period. Net income margin was 17.2% and 15.0% for the second quarter of 2026 and 2025, respectively.
•EBITDA was $153.4 million for the second quarter of 2026, an increase of 17.6% from EBITDA of $130.5 million for the comparable prior-year period, resulting in an EBITDA margin of 21.7%.
CINCINNATI, OHIO, July 22, 2026-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Financial Results
Revenue for the three months ended June 30, 2026 increased 17.2% to $707.3 million, compared to $603.3 million for the comparable prior-year period. On a constant currency basis, revenue for the second quarter of 2026 increased 17.2% compared to the second quarter of 2025.
Backlog as of June 30, 2026 increased 4.9% to $3,014.2 million from $2,873.6 million as of June 30, 2025. Net new business awards were $795.7 million, representing a net book-to-bill ratio of 1.13x for the second quarter of 2026, as compared to $620.5 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the second quarter of 2026, total direct costs were $505.7 million, compared to total direct costs of $423.3 million in the second quarter of 2025. Selling, general and administrative (SG&A) expenses were $48.1 million in the second quarter of 2026, compared to SG&A expenses of $46.7 million in the second quarter of 2025.
GAAP net income for the second quarter of 2026 was $121.4 million, or $4.25 per diluted share, versus GAAP net income of $90.3 million, or $3.10 per diluted share, for the second quarter of 2025. This resulted in a net income margin of 17.2% and 15.0% for the second quarter of 2026 and 2025, respectively.
EBITDA for the second quarter of 2026 increased 17.6% to $153.4 million, or 21.7% of revenue, compared to $130.5 million, or 21.6% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the second quarter of 2026 increased 17.8% from the second quarter of 2025.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Year-to-Date 2026 Financial Results
Revenue for the six months ended June 30, 2026 was $1,413.9 million, and increased 21.7% on a reported basis and 21.4% on a constant currency basis from the comparable prior-year period. Year-to-date 2026 GAAP net income was $245.2 million, or $8.53 per diluted share, compared to $204.9 million, or $6.79 per diluted share, for the comparable prior-year period. Year-to-date 2026 EBITDA was $302.8 million, or 21.4% of revenue, and increased 21.5% on a reported basis and 23.0% on a constant currency basis from the comparable prior-year period.
Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $502.7 million at June 30, 2026, and the Company generated $162.0 million in cash flow from operating activities during the second quarter of 2026.

During the second quarter of 2026, the Company repurchased 705,616 shares for a total of $294.7 million. As of June 30, 2026, the Company had $527.0 million remaining under its authorized share repurchase program.
2026 Financial Guidance
The Company forecasts 2026 revenue in the range of $2.805 billion to $2.885 billion, representing growth of 10.9% to 14.0% over 2025 revenue of $2.530 billion. GAAP net income for full year 2026 is forecasted in the range of $494.0 million to $514.0 million. Additionally, full year 2026 EBITDA is expected in the range of $618.0 million to $642.0 million. Based on forecasted 2026 revenue of $2.805 billion to $2.885 billion and GAAP net income of $494.0 million to $514.0 million, diluted earnings per share (GAAP) is forecasted in the range of $17.25 to $17.95. This guidance assumes a full year 2026 tax rate of 19.0% to 19.5%, interest income of $21.1 million, foreign exchange rates as of June 30, 2026, and 28.6 million diluted weighted average shares outstanding. This guidance does not include the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after June 30, 2026.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Thursday, July 23, 2026, to discuss its second quarter 2026 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.
About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 6,500 people across 46 countries as of June 30, 2026.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” “opportunity,” “outlook,” “trend,”

“can,” “might,” “drives,” “hope,” “future,” “predict” and similar expressions, and variations or negatives of these words. However, the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are largely based on management’s current expectations and projections about future events and financial trends that we believe may affect, among other things, our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services or operate our business in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; the failure of third parties to provide us critical support services; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit qualified personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; risks from use of machine learning and generative artificial intelligence (“AI”), including risks from insufficient human oversight of AI or lack of controls and procedures monitoring AI use; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we and our customers operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
These and other factors discussed under the caption “Risk Factors” in Item 1A, Part I of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.
EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest income, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net	$707,331	$603,311	$1,413,935	$1,161,881
Operating expenses:
Direct service costs, excluding depreciation and amortization	202,555	185,826	400,829	363,642
Reimbursed out-of-pocket expenses	303,139	237,472	615,143	439,876
Total direct costs	505,694	423,298	1,015,972	803,518
Selling, general and administrative	48,103	46,664	96,020	104,561
Depreciation	6,555	6,777	13,306	13,471
Amortization	155	237	310	473
Total operating expenses	560,507	476,976	1,125,608	922,023
Income from operations	146,824	126,335	288,327	239,858
Other income (expense), net:
Miscellaneous (expense) income, net	(147)	(2,875)	824	(4,691)
Interest income, net	4,986	1,078	10,103	7,541
Total other income (expense), net	4,839	(1,797)	10,927	2,850
Income before income taxes	151,663	124,538	299,254	242,708
Income tax provision	30,301	34,278	54,022	37,853
Net income	$121,362	$90,260	$245,232	$204,855
Net income per share attributable to common shareholders:
Basic	$4.31	$3.16	$8.66	$6.95
Diluted	$4.25	$3.10	$8.53	$6.79
Weighted average common shares outstanding:
Basic	28,174	28,601	28,308	29,489
Diluted	28,554	29,143	28,761	30,165

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$502,688	$497,049
Accounts receivable and unbilled, net	441,797	402,078
Prepaid expenses and other current assets	105,800	90,497
Total current assets	1,050,285	989,624
Property and equipment, net	157,114	131,055
Operating lease right-of-use assets	125,849	117,815
Goodwill	662,396	662,396
Intangible assets, net	33,110	33,420
Deferred income taxes	3,231	19,223
Other assets	25,196	21,939
Total assets	$2,057,181	$1,975,472
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,527	$28,142
Accrued expenses	451,076	408,382
Advanced billings	904,722	854,390
Other current liabilities	42,104	52,834
Total current liabilities	1,435,429	1,343,748
Operating lease liabilities	120,100	113,643
Deferred income tax liability	8,207	1,355
Other long-term liabilities	59,584	57,655
Total liabilities	1,623,320	1,516,401
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at June 30, 2026 and December 31, 2025; 27,910,605 and 28,370,780 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	279	284
Treasury stock - 69,593 and 69,623 shares at June 30, 2026 and December 31, 2025, respectively	(12,151)	(12,156)
Additional paid-in capital	964,183	935,830
Accumulated deficit	(511,368)	(459,981)
Accumulated other comprehensive loss	(7,082)	(4,906)
Total shareholders’ equity	433,861	459,071
Total liabilities and shareholders’ equity	$2,057,181	$1,975,472

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$245,232	$204,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,306	13,471
Amortization	310	473
Stock-based compensation expense	9,266	22,843
Noncash lease expense	11,902	11,687
Deferred income tax provision	22,824	34,856
Other	255	(520)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(39,361)	(81,980)
Prepaid expenses and other current assets	(15,949)	(33,130)
Accounts payable	(45)	12,021
Accrued expenses	43,717	12,249
Advanced billings	50,332	98,198
Lease liabilities	(12,357)	(12,615)
Other assets and liabilities, net	(15,633)	(8,046)
Net cash provided by operating activities	313,799	274,362
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(30,725)	(16,107)
Other	92	100
Net cash used in investing activities	(30,633)	(16,007)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	19,094	26,285
Repurchases of common stock	(294,764)	(912,815)
Net cash used in financing activities	(275,670)	(886,530)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,857)	5,069
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	5,639	(623,106)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	497,049	669,436
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$502,688	$46,330

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$121,362	$90,260	$245,232	$204,855
Interest income, net	(4,986)	(1,078)	(10,103)	(7,541)
Income tax provision	30,301	34,278	54,022	37,853
Depreciation	6,555	6,777	13,306	13,471
Amortization	155	237	310	473
EBITDA (Non-GAAP)	$153,387	$130,474	$302,767	$249,111
Net income margin (GAAP)	17.2%	15.0%	17.3%	17.6%
EBITDA margin (Non-GAAP)	21.7%	21.6%	21.4%	21.4%
FY 2026 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2026
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$494.0	$514.0	$17.25	$17.95
Income tax provision	117.4	121.4
Interest income, net	(21.1)	(21.1)
Depreciation	27.1	27.1
Amortization	0.6	0.6
EBITDA (Non-GAAP)	$618.0	$642.0